UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
May 1, 2013 (May 1, 2013)

DIVERSICARE HEALTHCARE SERVICES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-12996	62-1559667
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Galleria Boulevard, Brentwood, TN 37027
(Address of Principal Executive Offices) (Zip Code)

(615) 771-7575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

468089-1

Item 1.01    Entry into Material Definitive Agreement.

On May 1, 2013, Diversicare Healthcare Services Inc., ("Diversicare" or the "Company") executed an Amended and Restated Credit Agreement (the "Credit Agreement") with a syndicate of financial institutions and banks, including The PrivateBank as the Administering Agent, in order to finance the consummation of the transaction contemplated by the Purchase Agreement (the "Purchase") as previously described in Diversicare's Current Report on Form 8-K that was filed with the Securities and Exchange Commission ("SEC") on March 6, 2013, and completed as disclosed in Item 2.01 below. The Credit Agreement increases the Company's borrowing capacity to $65 million, allocated between a $45 million term loan (the "Term Loan") and a $20 million dollar revolving credit facility. The Term Loan is structured under a five-year term with a 25-year amortization.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On May 1, 2013 (the “Effective Date”), Diversicare Healthcare Services Inc., (the "Company") through certain of its wholly owned subsidiaries (“Purchasers”), completed its acquisition of five skilled nursing centers in Kansas with Cumberland & Ohio Co. of Texas, as receiver of the assets of SeniorTrust of Florida, Inc. (the “Seller”). The completed acquisition resulted in the acquisition of certain land, improvements, furniture, fixtures and equipment, personal property and intangible property, together comprising: (i) a 77-bed skilled nursing facility known as Chanute HealthCare Center; (ii) an 80-bed skilled nursing facility known as Council Grove HealthCare Center; (iii) a 126-bed skilled nursing facility known as Haysville HealthCare Center; (iv) a 99-bed skilled nursing facility known as Larned HealthCare Center; and (v) a 62-bed skilled nursing facility known as Sedgwick HealthCare Center, all located in Kansas (collectively, the “Facilities”) for an aggregate purchase price of $15,500,000, subject to the terms and conditions of the Purchase. The Facilities together have annual revenues of approximately $24 million and are expected to be accretive to earnings early in the Company’s tenure as the operator of the facilities. The Purchase was financed in conjunction with a renewal and expansion of the Company’s credit facility with a syndicate led by The PrivateBank as described in Item 1.01 above. A copy of a press release describing the Purchase is attached as Exhibit 99.1 to this Current Report on Form 8-K.

While the acquisition described above is deemed to involve a significant amount of assets pursuant to the instructions to Item 2 of Form 8-K, separate financial statement of the Facilities are not required to be filed pursuant to Regulation S-X.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release issued May 1, 2013 announcing the closing of the acquisition of five skilled nursing centers in Kansas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIVERSICARE HEALTHCARE SERVICES INC.

By:    /s/ James R. McKnight, Jr.
James R. McKnight, Jr.
Chief Financial Officer

Date:    May 1, 2013

EXHIBIT INDEX

Number    Exhibit

99.1        Press release dated May 1, 2013.